UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 11, 2009
Global Traffic Network, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-51838 (Commission File Number)	33-1117834 (IRS Employer Identification No.)

880 Third Avenue, 6th Floor, New York, New York	10022
(Address of principal executive offices)	(Zip Code)
(212) 896-1255
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
SIGNATURE
Exhibit Index
EX-10.1

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Employment Agreement with Gary L. Worobow
          On March 11, 2009, Gary L. Worobow was appointed as an executive officer of the Company and the Company entered into an employment agreement with Mr. Worobow governing the terms of his employment. Pursuant to this agreement, which is deemed to be effective as of March 1, 2009, Mr. Worobow will serve as the Company’s Executive Vice President, Business and Legal Affairs through June 30, 2012 and is required to devote substantially all of his working time to the Company. During the term of the employment agreement, Mr. Worobow is entitled to receive an annualized base salary of $250,000 through January 2010, which will be subject to 5% annual increases commencing February 1, 2010. In addition, Mr. Worobow received a one time bonus equal to one month’s salary upon commencing employment. Mr. Worobow is also entitled to receive an annual performance-based bonus of up to one-third of his base salary for each of fiscal 2010, 2011 and 2012. The amount of each year’s bonus, if any, will be determined and paid based upon satisfaction of certain operating profit goals to be determined by the compensation committee for the applicable fiscal year and is contingent upon Mr. Worobow remaining an active employee of the Company through the end of the applicable fiscal year. In addition to reimbursing Mr. Worobow for reasonable expenses incurred in performing his duties, including maintaining bar association membership and satisfying continuing legal education requirements, the employment agreement provides that unless and until the Company elects to provide its United States based employees with medical insurance, the Company will pay Mr. Worobow $1,000 per month in lieu providing him with medical insurance.
          In the event the Company terminates Mr. Worobow’s employment for “cause,” he will be entitled to compensation and benefits accrued through the effective date of termination. In the event that Mr. Worobow’s employment is terminated without “cause” or if Mr. Worobow terminates his employment as a result of our material breach of his employment agreement or our requiring him to report directly to anyone other than our Chief Executive Officer, President or our Board of Directors, Mr. Worobow will also be entitled to severance in the form of continuation of his then current base salary for the remaining term of the employment agreement payable in accordance with the Company’s normal payroll business practices. If the Company determines not to renew Mr. Worobow’s employment agreement, it is required to provide him with notice of such determination four months prior to the expiration of the agreement or to continue to pay Mr. Worobow his then current annualized salary for a period of four months following such expiration. The term “cause” under Mr. Worobow’s employment agreement includes the following events: (i) Mr. Worobow’s conviction of a felony; (ii) Mr. Worobow’s material breach of the employment agreement; (iii) Mr. Worobow’s habitual intoxication, drug use or chemical substance abuse by any intoxicating or chemical substance.
          The employment agreement contains standard provisions regarding protection of the Company’s confidential information (as defined in the employment agreement) and, subject to specific exceptions, prohibits Mr. Worobow from directly or indirectly engaging in the following actions during the period he is employed by the Company and continuing for one year following the termination of the employment agreement, without the Company’s prior express written consent:
•	providing services to any of the Company’s competitors anywhere outside of the United States similar to those provided to the Company during his employment;

•	soliciting or attempting to induce any of the Company’s customers, suppliers, licensees, licensors or other business relations to cease doing business with the Company; or

•	soliciting or attempting to induce any of the Company’s employees to leave their employ, or to work for, render services or provide advice to or supply the Company’s confidential business information or trade secrets to any third person or entity.

     The preceding summary of Mr. Worobow’s employment agreement with the Company is qualified by reference to the full employment agreement, which is attached as Exhibit 10.1 to this report and incorporated herein by reference.
Director Resignation
          In conjunction with entering into his employment agreement with the Company, Mr. Worobow resigned as a member of the Company’s Board of Directors, including his positions on the Company’s compensation and governance and nominating committees, effective March 11, 2009. Upon such resignation, the Company granted Mr. Worobow a 50,000 share employee stock option in exchange for a 50,000 share director stock option granted to Mr. Worobow upon his initial election to the Board. The employee stock option has an exercise price equal to $4.66 (which amount is equal to or in excess of the fair market value of the Company’s common stock on March 11, 2009), is immediately exercisable with respect to 33,333 shares and will vest with respect to the remaining 16,667 shares on December 8, 2009. The exercise price and the vesting are consistent with the exercise price and vesting of Mr. Worobow’s prior director stock option.
Election of New Director
          Effective March 11, 2009, the Company filled the vacancy on the Board of Directors resulting from Mr. Worobow’s resignation by electing Mr. William M. Mower to serve as a director until the Company’s next annual stockholders’ meeting. Mr. Mower has also been appointed to replace Mr. Worobow as a member of the Company’s compensation and governance and nominating committees.
          In conjunction with his election to the Board, and consistent with the Company’s director compensation practices, on March 11, 2009, the Company granted to Mr. Mower 20,000 shares of restricted common stock. The restricted shares are subject to transfer and forfeiture restrictions that lapse in three equal annual installments on the February 26, 2010, 2011 and 2012. The Company’s other non-employee directors received similar grants upon their February 26, 2009 re-election to the Board.
          Mr. Mower, age 50, has been engaged in the private practice of law since 1982, practicing primarily in the areas of corporate, securities and real estate law, with the Minneapolis, Minnesota law firm of Maslon Edelman Borman & Brand, LLP, which has rendered and is continuing to render legal services to the Company.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Traffic Network, Inc., a Nevada corporation
Date: March 13, 2009	By:	/s/ Scott E. Cody
Scott E. Cody, Chief Operating Officer and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Employment Agreement dated March 1, 2009 by and between Global Traffic Network, Inc. and Gary L. Worobow.